EXHIBIT 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Secure Computing Corporation of our report dated October 2, 1995, relating to the financial statements of Border Network Technologies Inc. for the year ended December 31, 1994, included in the Annual Report on Form 10-K of Secure Computing Corporation, for the fiscal year ended December 31, 1996.

/s/ McClurkin Ahier & Company

Chartered Accountants

Mississauga, Ontario
June 9, 1997